Exhibit (n): Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 41 to the Registration Statement on Form N-6, 33-15290 of RiverSource® Variable Universal Life Insurance of our report dated April 19, 2016 relating to the financial statements of RiverSource Life Insurance Co. of New York and our report dated April 20, 2016 with respect to the financial statements of RiverSource of New York Account 8, which appear in Post-Effective Amendment 31 to the Registration Statement on Form N-6, 333-42257. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 2, 2016